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                    CLASS Y SHAREHOLDER SERVICE AGREEMENT

This Class Y Shareholder Service Agreement ("Agreement"), dated as of August 1, 2006, is by and between the Corporations ("Registrants"), each on behalf of its underlying series listed in Schedule A, and RiverSource Distributors, Inc. ("RiverSource Distributors"), a Delaware corporation and principal underwriter of the Funds, for services to be provided to shareholders of Class Y of the Funds by RiverSource Distributors and other servicing agents. The terms "Fund" or "Funds" are used to refer to either the Registrants or the underlying series as context requires.

RiverSource Distributors represents that shareholders consider personal service a significant factor in their satisfaction with their investment. RiverSource Distributors represents that fees paid by the Funds will be used to help shareholders thoughtfully consider their investment goals and objectively monitor how well the goals are being achieved.

Each Fund agrees to pay RiverSource Distributors a fee equal to 0.10 percent of the net asset value of Class Y shares. The Funds agree to pay the fee to RiverSource Distributors in cash within five (5) business days after the last day of each month.

RiverSource Distributors agrees to provide the Funds annually with a budget covering its expected costs and a quarterly report of its actual expenditures. RiverSource Distributors agrees to meet with representatives of the Funds at their request to provide information as may be reasonably necessary to evaluate its performance under the terms of this Agreement.

This Agreement shall continue in effect for a period of more than one year so long as it is reapproved at least annually by a vote of the members of the Board who are not interested persons of the Funds and have no financial interest in the operation of the Agreement, and of all the members of the Board.

This Agreement may be terminated at any time without payment of any penalty by a vote of a majority of the members of the Board who are not interested persons of the Funds and have no financial interest in the operation of the Agreement, or by RiverSource Distributors. The Agreement will terminate automatically in the event of its assignment, as that term is defined in the Investment Company Act of 1940. This Agreement may be amended at any time provided the amendment is approved in the same manner the Agreement was initially approved and the amendment is agreed to by RiverSource Distributors.

This Agreement shall be governed by the laws of the State of Minnesota.

RIVERSOURCE BOND SERIES, INC.
RIVERSOURCE DIMENSIONS SERIES, INC.
RIVERSOURCE DIVERSIFIED INCOME SERIES, INC.
RIVERSOURCE EQUITY SERIES, INC.
RIVERSOURCE GLOBAL SERIES, INC.
RIVERSOURCE GOVERNMENT INCOME SERIES, INC.
RIVERSOURCE HIGH YIELD INCOME SERIES, INC.
RIVERSOURCE INCOME SERIES, INC.
RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.
RIVERSOURCE INTERNATIONAL SERIES, INC.
RIVERSOURCE INVESTMENT SERIES, INC.
RIVERSOURCE LARGE CAP SERIES, INC.
RIVERSOURCE MANAGERS SERIES, INC.
RIVERSOURCE MARKET ADVANTAGE SERIES, INC.

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RiverSource Distributors - Class Y Shareholder Services Agreement
Page 2

RIVERSOURCE RETIREMENT SERIES TRUST
RIVERSOURCE SECTOR SERIES, INC.
RIVERSOURCE SELECTED SERIES, INC.
RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC.
RIVERSOURCE STRATEGY SERIES, INC.
RIVERSOURCE TAX-EXEMPT INCOME SERIES, INC.
RIVERSOURCE TAX-EXEMPT SERIES, INC.



By:  /s/ Leslie L. Ogg
     -----------------------
         Leslie L. Ogg
         Vice President


RIVERSOURCE DISTRIBUTORS, INC.


By:  /s/ Paula R. Meyer
     -----------------------
         Paula R. Meyer
         Chief Operating Officer


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RiverSource Distributors - Class Y Shareholder Services Agreement
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SCHEDULE A

                                    FUNDS

Each Registrant is a Minnesota corporation, except RiverSource Retirement Series Trust which is a Massachusetts business trust:

RIVERSOURCE BOND SERIES, INC.
   RiverSource Core Bond Fund
   RiverSource Floating Rate Fund
   RiverSource Income Opportunities Fund
   RiverSource Inflation Protected Securities Fund
   RiverSource Limited Duration Bond Fund

RIVERSOURCE DIMENSIONS SERIES, INC.
   RiverSource Disciplined Small and Mid Cap Equity Fund
   RiverSource Disciplined Small Cap Value Fund

RIVERSOURCE DIVERSIFIED INCOME SERIES, INC.
   RiverSource Diversified Bond Fund

RIVERSOURCE EQUITY SERIES, INC.
   RiverSource Mid Cap Growth Fund

RIVERSOURCE GLOBAL SERIES, INC.
   RiverSource Absolute Return Currency and Income Fund
   RiverSource Emerging Markets Bond Fund
   RiverSource Emerging Markets Fund
   RiverSource Global Bond Fund
   RiverSource Global Equity Fund
   RiverSource Global Technology Fund

RIVERSOURCE GOVERNMENT INCOME SERIES, INC.
   RiverSource Short Duration U.S. Government Fund
   RiverSource U.S. Government Mortgage Fund

RIVERSOURCE HIGH YIELD INCOME SERIES, INC.
   RiverSource High Yield Bond Fund

RIVERSOURCE INCOME SERIES, INC.
   RiverSource Income Builder Basic Income Fund
   RiverSource Income Builder Enhanced Income Fund
   RiverSource Income Builder Moderate Income Fund

RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.
   RiverSource International Aggressive Growth Fund
   RiverSource International Equity Fund
   RiverSource International Select Value Fund
   RiverSource International Small Cap Fund

RIVERSOURCE INTERNATIONAL SERIES, INC.
   RiverSource Disciplined International Equity Fund
   RiverSource European Equity Fund
   RiverSource International Opportunity Fund

RIVERSOURCE INVESTMENT SERIES, INC.
   RiverSource Balanced Fund
   RiverSource Diversified Equity Income Fund
   RiverSource Mid Cap Value Fund

RIVERSOURCE LARGE CAP SERIES, INC.
   RiverSource Disciplined Equity Fund
   RiverSource Growth Fund
   RiverSource Large Cap Equity Fund
   RiverSource Large Cap Value Fund

RIVERSOURCE MANAGERS SERIES, INC.
   RiverSource Aggressive Growth Fund
   RiverSource Fundamental Growth Fund
   RiverSource Fundamental Value Fund
   RiverSource Select Value Fund
   RiverSource Small Cap Equity Fund
   RiverSource Small Cap Value Fund
   RiverSource Value Fund

RIVERSOURCE MARKET ADVANTAGE SERIES, INC.
   RiverSource Portfolio Builder Aggressive Fund
   RiverSource Portfolio Builder Conservative Fund
   RiverSource Portfolio Builder Moderate Fund
   RiverSource Portfolio Builder Moderate Aggressive Fund
   RiverSource Portfolio Builder Moderate Conservative Fund
   RiverSource Portfolio Builder Total Equity Fund
   RiverSource Small Company Index Fund

RIVERSOURCE RETIREMENT SERIES TRUST
   RiverSource Retirement Plus 2010 Fund
   RiverSource Retirement Plus 2015 Fund
   RiverSource Retirement Plus 2020 Fund
   RiverSource Retirement Plus 2025 Fund
   RiverSource Retirement Plus 2030 Fund
   RiverSource Retirement Plus 2035 Fund
   RiverSource Retirement Plus 2040 Fund
   RiverSource Retirement Plus 2045 Fund

RIVERSOURCE SECTOR SERIES, INC.
   RiverSource Dividend Opportunity Fund
   RiverSource Real Estate Fund

RIVERSOURCE SELECTED SERIES, INC.
   RiverSource Precious Metals Fund

RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC.
   RiverSource Strategic Allocation Fund

RIVERSOURCE STRATEGY SERIES, INC.
   RiverSource Equity Value Fund
   RiverSource Small Cap Advantage Fund
   RiverSource Small Cap Growth Fund

RIVERSOURCE TAX-EXEMPT INCOME SERIES, INC.
   RiverSource Tax-Exempt High Income Fund

RIVERSOURCE TAX-EXEMPT SERIES, INC.
   RiverSource Intermediate Tax-Exempt Fund
   RiverSource Tax-Exempt Bond Fund